Exhibit 10.7

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

LICENSE AGREEMENT

THIS AGREEMENT is effective as of the 22nd day of May, 2000 (the “Effective Date”), between CALIFORNIA INSTITUTE OF TECHNOLOGY, 1200 East California Boulevard, Pasadena, California 91125 (“Caltech”) and INSERT THERAPEUTICS, INC., a Delaware corporation, 657 South Grand Avenue, Pasadena, CA 91105 (“Licensee”).

WHEREAS, Caltech has been engaged in basic research in the field of synthetic polymers for use primarily in drug delivery applications;

WHEREAS, that research led to the United States patents, patent applications and other inventions listed in Exhibit A, which are owned by Caltech;

WHEREAS, Licensee is desirous of obtaining, and Caltech wishes to grant to Licensee, an exclusive license to the Licensed Patent Rights (as defined in Paragraph 1.5) and Improvements thereof in the Field (as defined in Paragraphs 1.2 and 1.12) and a nonexclusive license to the Technology (as defined in Paragraph 1.6).

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Licensed Product” means any product, device, service or system in the Field which is covered by, or is made by a process covered by, any Valid Claim of any Licensed Patent Rights or a patent claiming an Improvement, or which utilizes the Technology.

1.2 “Field” means synthetic polymers for drug delivery and any other uses.

1.3 “Deductible Expenses” means the following items of expense incurred in connection with sales of Licensed Products to the extent paid or allowed by Licensee or a Related Company and included in accordance with recognized principles of accounting in the gross sales price billed: (i) sales, use or turnover taxes; (ii) excise, value added or other taxes, custom duties or consular fees; (iii) transportation, freight, and handling charges, and insurance on shipments to customers; (iv) trade, cash or quantity discounts or rebates to the extent actually granted (including Medicaid and other government-mandated rebates); (v) agent fees or commissions and any other fees paid or allowed to distributors; (vi) rebates, refunds, and credits for any rejected or returned Licensed Products or because of retroactive price reductions, rebates or chargebacks; and (vii) uncollected accounts receivable attributable to sales of Licensed Products.

1.4 “Related Company” means any corporation, limited liability company or other legal entity directly or indirectly controlled by Licensee or its successors or assigns, or any successor or assign of such an entity. For the purpose of this Agreement, “control” shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors.

1.5 “Licensed Patent Rights” means (a) rights under all domestic and foreign patents and patent applications listed in Exhibit A attached hereto and all patents and patent applications that describe and claim inventions set forth in the invention disclosures listed on Exhibit A; any patents which issue on the applications listed in Exhibit A or any applications that claim inventions set forth in the invention disclosures set forth on Exhibit A; all reissues, reexaminations, renewals, extensions, divisionals, continuations, and continuations-in-part of the foregoing patents and patent applications; and any foreign counterparts and any other forms of protection directed to the inventions covered by the patents or patent applications and invention disclosures listed in Exhibit A, and (b) all patent applications hereafter filed and owned by Caltech that claim an Improvement, together with any and all patents that issue therefrom, and all related divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

1.6 “Caltech Technology” means the Licensed Patent Rights, Improvements and the Technology.

1.7 “Technology” means all proprietary information, know-how, procedures, methods, prototypes, designs, technical data, reports, antibodies, plasmids, vectors, nucleic acid sequences, compounds, reagents, preclinical data, and clinical data owned by Caltech that are used in the Licensed Products, but which are not the subject of the Licensed Patent Rights. Subject to the foregoing, inventions which (i) are the subject of applications for patents listed in Exhibit A or applications that claim Improvements, or applications which claim priority from such applications, and (ii) are not claimed in an issued patent included in the Licensed Patent Rights shall be considered to be Technology.

1.8 “Net Revenues” means the combined amount received by Licensee and Related Companies from the first sale to unrelated third parties of Licensed Products, less Deductible Expenses.

1.9 “Valid Claim” means (a) an issued claim of an issued patent within the Licensed Patent Rights or a patent claiming an Improvement thereof, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement; or (b) a claim included in a pending patent application within the Licensed Patent Rights that is being actively prosecuted in accordance with this Agreement and which has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal is or can be taken), and/or (iv) abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent.

1.10 “Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into by the parties on an even date herewith, a copy of which is appended hereto as Exhibit B.

1.11 “Sublicensee” shall mean, with respect to a particular Licensed Product, a third party to whom Licensee has granted a license or sublicense under the Caltech Technology to develop, make, have made, use and sell such Licensed Product.

1.12 “Improvements” shall mean any future invention conceived, reduced to practice or otherwise developed in the laboratory of Dr. Mark E. Davis at Caltech, either solely or jointly with Licensee, which is dominated by the claims of one or more of the Licensed Patent Rights set forth in Section 1.5(a).

ARTICLE 2

PATENT LICENSE GRANT

2.1 Caltech hereby grants to Licensee the following licenses:

(a) an exclusive, royalty-bearing license under Licensed Patent Rights and Improvements thereof, including the right to sublicense, to research, develop, make, have made, import, have imported, use, have used, sell, have sold, offer for sale, manufacture, distribute have offered for sale, and otherwise fully exploit Licensed Products in the Field throughout the world;

(b) a nonexclusive, royalty-bearing worldwide license to the Technology, including the right to sublicense, to make, have made, import, have imported, use, have used, sell, have sold, offer for sale, have offered for sale, manufacture, distribute and otherwise fully exploit Licensed Products in the Field throughout the world.

2.2 These licenses are subject to the reservation of Caltech’s right to make, have made, and use Licensed Products for noncommercial educational and research purposes, but not for sale or other distribution to third parties. These licenses are not transferable by Licensee except as provided in Paragraph 15.4, but Licensee shall have the right to grant nonexclusive or exclusive sublicenses hereunder, provided that:

(a) Licensee shall include all its sublicensing income in Licensee’s reports to Caltech, as provided in Paragraph 8.2, and Licensee shall pay royalties thereon to Caltech pursuant to Paragraph 3.1; and

(b) Licensee shall furnish Caltech within [**] days of the execution thereof, a true and complete copy of each sublicense and any changes or additions thereto.

2.3 The license grants shall continue for the term of this Agreement as set forth in Article 11; provided, however, that if this Agreement expires pursuant to the first sentence of Paragraph 11.1, Licensee shall retain a nonexclusive, perpetual, royalty-free, worldwide license, with the right to sublicense, under the Caltech Technology, to research, develop, make, use, sell, offer for sale and import Licensed Products.

ARTICLE 3

ROYALTIES

3.1 Royalties on Sublicenses. Licensee shall pay Caltech [**] percent ([**]%) of the royalties or other revenues (which include without limitation royalty payments for technical assistance and the like) Licensee receives from Sublicensees other than Related Companies for the sale of Licensed Products or the conduct of services which are Licensed Products (as defined herein) in the Field for products other than therapeutics. Such royalties or other revenues specifically shall not include payments made by a Sublicensee (i) in consideration of equity or debt securities of Licensee; (ii) to support research or development activities to be undertaken by Licensee; (iii) upon the achievement by Licensee or Sublicensee of specified milestones or benchmarks relating to the development of Licensed Products; (iv) in connection with pilot studies; (v) with respect to performance based milestones; (vi) in consideration for the license or sublicense of any intellectual property other than Caltech Technology; (vii) with respect to products other than Licensed Products, or (viii) as reimbursement for patent or other expenses.

3.2 Royalties for Licensed Patent Rights. In any country where the sale or use of Licensed Products is covered by a patent or patent application within the Licensed Patent Rights, if Licensed Products are sold by or for Licensee or a Related Company in the Field for products other than therapeutics in such country, Licensee shall pay Caltech [**] percent ([**]%) of Net Revenues from the sale of Licensed Products or for the conduct of services which are Licensed Products.

3.3 Royalties for Technology. In any country where the sale or use of Licensed Products is not covered by a patent or patent application within the Licensed Patent Rights but the use or sale of such Licensed Product utilizes the Technology, Licensed Products are sold by or for Licensee or a Related Company in the Field for products other than therapeutics or used to provide services to third parties, Licensee shall pay Caltech [**] percent ([**]%) of Net Revenues from the sale of Licensed Products or for the conduct of such services for a period of seven (7) years from the first commercial sale of a Licensed Product in such country.

3.4 Royalties for Therapeutic Products. No royalties shall be due for sale of Licensed Products for use in drug delivery or therapeutics.

3.5 Licensee shall be obligated to make payments to Caltech on the sale of a given Licensed Product in a given country only pursuant to either (a) Paragraph 3.1, or (b) Paragraph 3.2 or 3.3. In the event that either (a) Paragraphs 3.1 and 3.2 or (b) 3.1 and 3.3 could apply to the sale of a given Licensed Product in a given country, Licensee shall be obligated to pay only the lesser of the amounts that would be due to Caltech pursuant to this Section 3.5.

3.6 In the event that Licensed Products are sold in combination with one or more other products or services which are not Licensed Products, Net Revenues for such combination products will be calculated on a country-by-country basis by multiplying actual net sales of such combination products by the fraction A/(A+B) where A is the average invoice price during the period of the Licensed Product when sold separately, and B is the average invoice price of any other product(s) or services in the combination when sold separately by Licensee or a Related Company. If the products or services in the combination that are not Licensed Products are not sold separately by Licensee or a Related Company, Net Revenues shall be calculated by multiplying actual net sales of such combination products by the fraction A/C where A is the average invoice price of the Licensed Product when sold separately and C is the average invoice price of the combination product. If neither the Licensed Product nor the combination product is sold separately by Licensee or a Related Company, Net Revenues shall be calculated as above except that A shall be the total manufacturing cost of Licensed Product and C shall be the total manufacturing cost of the combination.

3.7 If, in any one year period commencing on the second anniversary of the Effective Date or any subsequent anniversary thereof, Licensee does not pay a minimum of ten thousand dollars ($10,000.00) in royalties under Paragraphs 3.1, 3.2 or 3.3, or pay an additional royalty equal to the difference between ten thousand dollars ($10,000.00) and any lower amount paid under Paragraphs 3.1, 3.2 or 3.3, Licensor shall have the right to terminate this Agreement, provided, however, that Licensee may, at its election, pay to Licensor from any other revenues the ten thousand dollar ($10,000.00) minimum annual royalty and in such event Licensor may not terminate this Agreement.

3.8 If Licensee or a Related Company is required to make any payment (including, but not limited to, royalties or other license fees) to one or more third parties to obtain a license or similar right in the absence of which it could not legally make, import, use, sell, or offer for sale Licensed Products in any country, and Licensee provides Caltech with reasonably satisfactory evidence of such third-party payments, such third-party payments shall be fully creditable against royalties owed to Caltech hereunder, provided that in no one year shall such expenses be credited against more than [**] percent ([**]%) of royalty payments to Caltech. Any greater amount of such expenses may be carried over and credited against royalties owed in future years.

3.9 For the purpose of determining royalties payable under this Agreement, any royalties or other revenues Licensee receives from Sublicensees in currencies other than U.S. dollars and any Net Revenues denominated in currencies other than U.S. dollars shall be converted into U.S. dollars according to Licensee’s reasonable standard internal conversion procedures, including Licensee’s standard internal rates and conversion schedule.

3.10 Any sublicenses granted by Licensee, including, without limitation, any nonexclusive sublicenses, shall remain in effect and be assigned to Caltech in the event this license terminates pursuant to Article 11; provided, the financial obligations of each Sublicensee to Caltech shall be limited to the amounts Licensee shall be obligated to pay to Caltech for the activities of such Sublicensee pursuant to this Agreement. In such event and subject to the preceding sentence, Caltech shall assume all the rights and obligations of Licensee.

3.11 No more than one royalty payment shall be due with respect to a sale of a particular Licensed Product. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim in a given country. No royalty shall be payable under Paragraphs 3.2 or 3.3 above with respect to sales of Licensed Products among Licensee and its Sublicensees, nor shall a royalty be payable under this Article 3 with respect to Licensed Products distributed for use in research and/or development, in clinical trials or as promotional samples or otherwise distributed without charge to third parties.

3.12 Royalties due under this Article 3 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, or if no such patent has previously issued in a country and the Technology is used, until the seventh anniversary of the first commercial sale of Licensed Product in such country.

ARTICLE 4

LICENSEE EQUITY INTEREST

4.1 Licensee agrees to issue to Caltech, in consideration of Licensee’s receipt of the intangible property rights granted under this Agreement, an equity interest in Licensee equal to [**] percent ([**]%) of the total equity interest issued upon the initial organization of Licensee, for a total number of shares to be issued to Caltech equal to [**] as provided in, and subject to the terms and conditions of, the Stock Purchase Agreement attached hereto as Exhibit B.

4.2 Caltech agrees that, in the event of any underwritten or public offering of securities of Licensee or a Related Company, Caltech shall comply with and agree to any reasonable restriction on the transfer of its equity interest, or any part thereof, imposed by an underwriter, and shall perform all acts and sign all necessary documents required with respect thereto. The provisions of this Paragraph 4.2 shall survive termination of this Agreement.

ARTICLE 5

DUE DILIGENCE

5.1 Licensee shall have discretion over the commercialization of Licensed Products. However, Licensee agrees to use commercially reasonable efforts to introduce commercial Licensed Product(s) in the United States as soon as practical, consistent with sound and reasonable business practices and judgments. Licensee shall be deemed to have satisfied its obligations under this Paragraph if Licensee has an ongoing and active research program or marketing program, as appropriate, directed toward production and use of one or more Licensed Products. Any efforts of Licensee’s Sublicensees shall be considered efforts of Licensee for the sole purpose of determining Licensee’s compliance with its obligation under this Paragraph.

5.2 After the first year from the Effective Date, Caltech shall have the right, no more often than [**], to require Licensee to report to Caltech in writing on its progress in introducing commercial Licensed Product(s) in the United States.

5.3 If Licensee is not fulfilling its obligations under Paragraph 5.1 with respect to the Field of therapeutics and Caltech so notifies Licensee in writing, Caltech and Licensee shall negotiate in good faith any additional efforts to be taken by Licensee. If the parties do not reach agreement within [**] days, the parties shall submit the issue to arbitration as provided in Article 13 to determine whether any additional efforts shall be required of Licensee. If subsequent to the conclusion of such arbitration proceedings Licensee then fails to make any required efforts, and does not remedy that failure within [**] days after further written notice to Licensee, Caltech may convert the license granted in Paragraph 2.1 to a nonexclusive license in the Field of therapeutics, and the royalties payable under this Agreement shall be reduced by [**] percent ([**]%) for Licensed Products in the Field of therapeutics sold under such a nonexclusive license.

ARTICLE 6

INFRINGEMENT BY THIRD PARTY

6.1 Caltech shall at its expense, have the first right but not the obligation to protect the Licensed Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. Notwithstanding the foregoing, Licensee shall have the right to sublicense the Licensed Patent Rights or Technology to any alleged infringer pursuant to Paragraph 2.1.

6.2 If Licensee shall have supplied Caltech with evidence of infringement of Licensed Patent Rights or patents claiming an Improvement by a third party, Licensee may by notice request Caltech to take steps to enforce the Licensed Patent Rights. If Licensee does so, and Caltech does not, within [**] months of the receipt of such notice, either (i) cause the infringement to terminate or (ii) initiate a legal action against the infringer. Licensee may, upon notice to Caltech, initiate an action against the infringer at Licensee’s expense, either in Licensee’s name or in Caltech’s name if so required by law. Licensee shall have sole control of the action.

6.3 If a declaratory judgment action alleging invalidity, unenforceability or noninfringement of any of the Licensed Patent Rights or patents claiming an Improvement is brought against Licensee and/or Caltech, Licensee may elect to have sole control of the action, and if Licensee so elects it shall bear all the costs of the action.

6.4 In the event one party shall institute or carry on a legal action pursuant to Paragraphs 6.2 or 6.3, the other party shall fully cooperate with and supply all assistance reasonably requested by the party instituting or carrying on such action, including by using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like. A party controlling an action pursuant to Paragraphs 6.2 or 6.3 shall bear the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested pursuant to this Paragraph. A party instituting or carrying on such an action shall keep the other party informed of the progress of such action, and said other party shall be entitled to be represented by counsel in connection with such action at its own expense. To the extent not reimbursed by Caltech, Licensee’s reasonable and customary expenses for such action (including attorneys’ fees and expert fees) shall be fully creditable against royalties owed to Caltech hereunder, provided that in no one year shall such expenses to be credited against more than [**] percent ([**]%) of royalty payments to Caltech. Any remaining expenses may be carried over and credited against royalties owed in future years.

6.5 The party controlling any action referred to in this Article 6 shall have the right to settle any claims, but only upon terms and conditions that are reasonably acceptable to the other party hereto. Should either party elect to abandon such an action other than pursuant to a settlement with the alleged infringer that is reasonably acceptable to the other party, the party controlling the action shall give timely notice to the other party who, if it so desires, may continue the action; provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between the parties.

6.6 Any amounts paid to a party by third parties as the result of such an action (such as in satisfaction of a judgment or pursuant to a settlement) shall first be applied to reimbursement of the unreimbursed expenses (including attorneys’ fees and expert fees) incurred by each party and then to the payment to Caltech of any royalties against which were credited expenses of the action in accordance with Paragraph 6.4. Any remainder shall be divided between the parties as follows:

(a) To the extent the amount recovered reflects lost profits, Licensee shall retain the remainder, less the amount of any royalties that would have been due Caltech on sales of Licensed Product lost by Licensee as a result of the infringement had Licensee made such sales, provided that Licensee shall in any event retain at least [**] percent ([**]%) of the remainder; and (ii) Caltech shall receive an amount equal to the royalties it would have received if such sales had been made by Licensee, provided such amount shall in no event exceed [**]percent ([**]%) of the remainder; or

(b) To the extent the amount recovered does not reflect lost profits, [**] percent ([**]%) shall be paid to the party initiating the action and [**] percent ([**]%) to the other party.

6.7 If an infringement or infringements by third parties of Licensed Patent Rights is on a scale that significantly affects sales of Licensed Products, and neither Caltech nor Licensee elect to bring an infringement suit against the infringers, the royalties hereunder payable by Licensee pursuant to Article 3 shall be reduced by [**] percent ([**]%) of the sums otherwise payable if Licensee presents information to Caltech that such infringer has refused to enter into a royalty-bearing, sublicensing agreement with Licensee on terms reasonably acceptable to Licensee.

6.8 The allowed reductions set forth in Paragraph 6.7 and Paragraph 3.7 shall not exceed, in the aggregate, [**] percent ([**]%) of the sums otherwise payable during any year.

ARTICLE 7

BENEFITS OF LITIGATION,

EXPIRATION OR ABANDONMENT

7.1 General. In a case where one or more patents or particular claims thereof within the Licensed Patent Rights expire, or are abandoned, or are declared invalid or unenforceable or otherwise construed by a court of last resort or by a lower court from whose decree no appeal is taken, or certiorari is not granted within the period allowed therefor, then the effect thereof hereunder shall be:

(a) that such patents or particular claims shall, as of the date of expiration or abandonment or final decision as the case may be, cease to be included within the Licensed Patent Rights for the purpose of this Agreement; and

(b) that such construction so placed upon the Licensed Patent Rights by the court shall be followed from and after the date of entry of the decision, and royalties shall thereafter be payable by Licensee only in accordance with such construction; and

(c) In the event that Licensee challenges the validity of Licensed Patent Rights, Licensee may not cease paying royalties as of the date validity of the claims in issue are challenged, but rather may cease paying royalties as to those claims only after a final adjudication of invalidity of those claims.

7.2 Adjustment. In the event that any of the contingencies provided for in Paragraph 7.1 occurs, Caltech agrees to renegotiate in good faith with Licensee a reasonable royalty rate under the remaining Licensed Patent Rights which are unexpired and in effect and under which Licensee desires to retain a License.

ARTICLE 8

RECORDS, REPORTS AND PAYMENTS

8.1 Licensee shall keep records and books of account in respect of all Licensed Products made and sold by Licensee or Related Companies under this Agreement and of royalties or other revenues Licensee receives from Sublicensees other than Related Companies for the sale of Licensed Products. Caltech shall have the right, during business hours, no more often than [**], and upon reasonable notice to Licensee to examine, or to have its designated auditors examine, such records and books. Licensee shall keep the same for at least [**] years after it pays Caltech the royalties due for such Licensed Products and require Related Companies to do the same. Caltech shall not disclose to any third party any confidential information learned through an examination of such records and books, nor shall Caltech use any such information for any purpose other than determining and enforcing its rights under this Agreement.

8.2 Following the first commercial sale of a Licensed Product, on or before the last day of each February, May, August and November for so long as royalties are payable under this Agreement, Licensee shall render to Caltech a report in writing, setting forth Net Revenues and the number of units of Licensed Products sold during the preceding calendar quarter by Licensee and Related Companies, and the royalties or other revenues Licensee received from Sublicensees other than Related Companies during the preceding calendar quarter for the sale of Licensed Products. Each such report shall also set forth an explanation of the calculation of the royalties payable hereunder and be accompanied by payment of the royalties shown by said report to be due Caltech. Notwithstanding the foregoing, if (i) Caltech materially breaches this Agreement, (ii) Licensee gives Caltech written notice of the breach, and (iii) Caltech has not cured the breach by the time a payment is due under this Paragraph, then Licensee may make the required payment into an interest bearing escrow account to be released when the breach is cured, less any damages that may be payable to Licensee by virtue of Caltech’s breach.

ARTICLE 9

CONFIDENTIALITY

9.1 Dr. Mark E. Davis shall provide to Licensee copies of any proposed presentation or publication or abstract which is an Improvement to Caltech Technology at the time of submission to a journal, editor, or third party. Licensee can request Caltech to file, at Caltech’s expense, a provisional patent application enabling the technology disclosed in the proposed publication at the United States Patent and Trademark Office, and shall provide Licensee with evidence of the filing of such provisional patent application. Licensee may request reasonable changes and/or deletions be made in any proposed publication. Dr. Davis will consider such changes but retains the sole right to determine whether such changes or deletions will be made; but Dr. Davis agrees that he will honor Licensee’s reasonable requests to remove any confidential information of Licensee included in any such public disclosure. If Licensee believes that the subject matter to be disclosed or published warrants patent protection, it will identify the subject matter requiring protection and notify Caltech. Caltech agrees to use commercially reasonable efforts to cooperate in the filing of a U.S. patent application as provided in Paragraph 10.4 thereon prior to any date that would result in preventing the obtaining of valid patent rights throughout the world when Licensee so identifies subject matter requiring patent protection from a review of the planned publication.

9.2 All reports provided to Caltech pursuant to this Agreement shall be treated as confidential information of Licensee and shall not be disclosed to any third party without the prior written consent of Licensee.

9.3 Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, however, that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party’s accountants, attorneys, and other professional advisors.

ARTICLE 10

PAYMENT OF PATENT COSTS

10.1 Starting two years from the Effective Date, Licensee shall, in connection with the preparation, filing, and prosecution, issuance and maintenance of the Licensed Patent Rights both in the United States and foreign jurisdictions:

(a) pay all reasonable attorney fees for services performed to obtain the issuance of the Licensed Patent Rights, and all patent and government fees for services performed after the issuance of Licensed Patent Rights, and

(b) pay all Patent and Trademark Office maintenance fees.

10.2 [**] percent ([**]%) of the amounts expended by Licensee in connection with U.S. patent costs shall be creditable against earned royalties due Caltech; [**] percent ([**]%) of patent expenses paid by Licensee in conjunction with foreign patent costs shall be creditable against earned royalties due Caltech in the respective territory covered by the patent or patents that are foreign filed.

10.3 Starting two (2) years from the Effective Date, Licensee shall reimburse Caltech for all fees and expenses paid by Caltech related to the preparation, filing and prosecution, issuance and maintenance of the Licensed Patent Rights that were incurred from the Effective Date to the second anniversary date thereof. Following receipt by Licensee from Caltech of (i) an invoice covering such fees (including copies of invoices for legal fees describing the legal services performed in reasonable detail) and (ii) reasonably satisfactory evidence that such fees were paid, payment shall be made by Licensee to Caltech in six (6) equal quarterly installments due within [**] days after the end of each respective calendar quarter, beginning with the calendar quarter following the quarter in which such invoice was received by Licensee. To the extent that Licensee terminates this Agreement pursuant to Paragraph 11.2 with respect to any patent application or patent, Licensee shall have no further liability under Paragraph 10.1 for fees relating to applications or patents affected by the termination.

10.4 Caltech shall apply for, prosecute and maintain during the term of this Agreement the Licensed patent Rights. The application filings, prosecution, maintenance and payment of all fees and expenses, including legal fees, relating to such Licensed Patent Rights shall be the responsibility of Caltech, provided that Licensee shall reimburse Caltech for all reasonable fees and expenses, including reasonable legal fees, incurred by Caltech in such application filings, prosecution and maintenance. Patent attorneys chosen by Caltech and acceptable to Licensee shall handle all patent filings and prosecutions, on behalf of Caltech, provided, however, Licensee shall be entitled to review and comment upon and approve all actions undertaken in the prosecution of all patents and applications. In the event Caltech declines to apply for, prosecute or maintain any Licensed Patent Rights as requested by Licensee, Licensee shall have the right to pursue the same in Caltech’s name and at Licensee’s expense. If Caltech decides not to apply for, prosecute or maintain any Licensed Patent Rights, Caltech shall give sufficient and timely notice to Licensee so as to permit Licensee to apply for, prosecute and maintain such Licensed Patent Rights.

ARTICLE 11

TERMINATION

11.1 The term of this Agreement shall commence upon the Effective Date and expire upon the date of expiration of all royalty obligations in all countries as provided in Paragraph 3.11. Caltech shall have the right to terminate this Agreement prior to the date it would otherwise expire pursuant to this Paragraph 11.1 if Licensee fails to make any payment due hereunder and Licensee continues to fail to make the payment, either to Caltech directly or by placing any disputed amount into an interest bearing escrow account to be released when the dispute is resolved, for a period of [**] days after receiving notice from Caltech specifying Licensee’s failure. Upon any such termination, (i) Licensee and Related Companies shall have [**] to complete the manufacture of any Licensed Products that then are work in progress and to sell their inventory of Licensed Products, provided Licensee pays the applicable royalties in accordance with Paragraph 8.2, and (ii) Caltech shall accept an assignment by Licensee of any sublicenses granted by Licensee to entities other than Related Companies, and any sublicense so assigned shall remain in full force and effect.

11.2 If either party materially breaches this Agreement, the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within [**] days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, that if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within [**] days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article 13 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this

Agreement, and the breaching party fails to cure such breach within [**] days after the conclusion of such arbitration proceeding.

11.3 Licensee shall have the right to terminate this Agreement either in its entirety or as to any jurisdiction or any part of the Licensed Patent Rights or Licensed Patents upon sixty (60) days written notice. If Licensee does so, it shall submit all required reports and make all required payments in accordance with Paragraph 8.2

11.4 No termination of this Agreement shall relieve Licensee of the liability for payment of any royalty due for Licensed Products made prior to the effective date of such termination.

11.5 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

11.6 Paragraphs 3.10, 3.12, 4.2, 8.2 (if Paragraph 11.2 applies), 11.2, 11.4, 11.5 and Articles 8, 9, 13, 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

ARTICLE 12

WARRANTIES AND NEGATION OF

WARRANTIES, IMPLIED LICENSES AND AGENCY

12.1 Caltech represents and warrants that it owns all right, title and interest in and to the Licensed Patent Rights, subject to this license.

12.2 Caltech represents and warrants that it has not granted any third party right or interest in any of the Licensed Patent Rights or Improvements that is inconsistent with the rights granted to Licensee herein and will not grant any third party such a right during the term of this Agreement.

12.3 Caltech represents and warrants: (i) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Caltech; (ii) it is the sole and exclusive owner of all right, title, and interest in the Caltech Technology; (iii) it has the right to grant the rights and licenses granted herein, and the Caltech Technology is free and clear of any lien, encumbrance, security interest, or restriction on license; and (iv) there are no threatened or pending actions, suits, investigations, claims, or proceedings in any way relating to the Caltech Technology

12.4 Nothing in this Agreement shall be construed as:

(a) a representation or warranty of Caltech as to the validity or scope of Licensed Patent Rights or any claim thereof; or

(b) a representation or warranty that any Licensed Product is or will be free from infringement of rights of third parties (except to the extent that Paragraph 12.3 constitutes a representation and warranty that Licensed Products will not infringe rights of third parties in the Licensed Patent Rights); or

(c) an obligation to bring or prosecute actions or suits against third parties for infringement; or

(d) conferring by implication, estoppel or otherwise, any license or rights under any patents of Caltech other than Licensed Patent Rights, regardless of whether such other patents are dominant or subordinate to Licensed Patent Rights.

12.5 CALTECH MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY LICENSEE OF LICENSED PRODUCT(S).

12.6 Caltech and Licensee are independent parties in this Agreement. Accordingly, there is no agency relationship between Caltech and Licensee under this Agreement with respect to any products made or sold, or any methods used, by Licensee under this Agreement.

ARTICLE 13

ARBITRATION

13.1 Any controversy or claim arising out of or related to the parties’ obligations under this Agreement, or the breach thereof, shall be settled by arbitration conducted in the State of California and, except as otherwise provided in this Paragraph 13.1, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be permitted as set forth in the Federal Rules of Civil Procedure with respect to the performance by the Parties of their obligations under this Agreement and such other matters as the arbitrators may determine (it being the intent of the Parties that full discovery occur with respect to salient facts). Judgment upon an award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

ARTICLE 14

PRODUCT LIABILITY

14.1 Licensee agrees that Caltech shall have no liability to Licensee or to any purchasers or users of Licensed Products made or sold by Licensee for any claims, demands, losses, costs, or damages suffered by Licensee, or purchasers or users of such Licensed Products, or any other party, which may result from personal injury, death, or property damage related to the manufacture, use, or sale of such Licensed Products (“Claims”). Licensee agrees to defend, indemnify, and hold harmless Caltech, its trustees, officers, agents, and employees from any such Claims, provided that (i) Licensee is notified promptly of any Claims, (ii) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate to the extent necessary in the defense of any Claims.

14.2 At such time as Licensee begins to sell or distribute Licensed Products commercially (other than for the purpose of preclinical and clinical trials and obtaining regulatory approvals), Licensee shall at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $[**] per incident and $[**] in annual aggregate and naming those indemnified under Paragraph 14.1 as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee’s indemnification under Paragraph 14.1. In the event the aforesaid product liability coverage does not provide for occurrence liability, Licensee shall maintain such comprehensive general liability insurance for a reasonable period of not less than [**] years after it has ceased commercial distribution or use of any Licensed Product.

14.3 Licensee shall provide Caltech with written evidence of such insurance upon request of Caltech. Licensee shall provide Caltech with notice at least [**] days prior to any cancellation, non-renewal or material change in such insurance, to the extent Licensee receives advance notice of such matters from its insurer. If Licensee does not obtain replacement insurance providing comparable coverage within [**] days following the date of such cancellation, non-renewal or material change, and is unable after reasonable efforts to obtain the required insurance at commercially reasonable rates, Caltech shall cooperate with Licensee to either grant a waiver of Licensee’s obligations under this Article or assist Licensee in identifying a carrier to provide such insurance or in developing a program for self-insurance or other alternative measures. This Article 14 shall survive the expiration or termination of this Agreement.

ARTICLE 15

MISCELLANEOUS

15.1 Licensee agrees that it shall not use the name of Caltech, or California Institute of Technology, in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by Caltech of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from Caltech, except as may be required by governmental law, rule or regulation.

15.2 Licensee agrees to mark the appropriate U.S. patent number or numbers on all Licensed Products made or sold in the United States in accordance with all applicable governmental laws, rules and regulations, and to require its Sublicensees to do the same.

15.3 This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.

15.4 This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Caltech. This Agreement is not assignable by Licensee without the prior written consent of Caltech, except that Licensee may assign this Agreement without the prior written consent of Caltech, to any Related Company, or any successor of, or purchaser of a substantial part of the assets of, the business to which this Agreement pertains. Any permitted assignee shall succeed to all of the rights and obligations of Licensee under this Agreement.

15.5 This Agreement is subject in all respects to the laws and regulations of the United States of American, including the Export Administration Act of 1979, as amended, and any regulations thereunder.

15.6 This Agreement shall be deemed to have been entered into in California and shall be construed and enforced in accordance with California law.

15.7 Any notice or communication required or permitted to be given or made under this Agreement shall be addressed as follows:

Caltech:	Office of Technology Transfer California Institute of Technology 1200 East California Boulevard (MC 210-85) Pasadena, CA 91125 Fax No.: (626) 356-2486

Licensee:	Insert Therapeutics, Inc. 657 South Grand Ave. Pasadena, CA 91105 Attn: President Fax No: (626) 403-7498

Either party may notify the other in writing of a change of address or fax number, in which event any subsequent communication relative to this Agreement shall be sent to the last said notified address or number, provided, however, that the parties shall deliver all material notices under this Agreement by registered mail or overnight delivery service. All notices and communications relating to this Agreement shall be deemed to have been given when received.

15.8 Nothing in this Agreement will impair Licensee’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Caltech Technology or to market and distribute products other than Licensed Products based on such other intellectual property and technology.

15.9 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

15.10 Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

15.11 In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

15.12 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.13 The headings of the several Paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

15.14 Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed:

CALIFORNIA INSTITUTE OF TECHNOLOGY (Caltech)

Date: May 22, 2000	By:	/s/ Laurence Gilbert
	Name:	Laurence Gilbert
	Title:	Director, Office of Technology Transfer

INSERT THERAPEUTICS, INC.

Date: May 22, 2000	By:	/s/ Janet L. Braun
	Name:	Janet L. Braun
	Title:	Vice President and Secretary

Acknowledged and, solely with respect to the obligations set forth in Section 9.1, agreed:

DR. MARK E. DAVIS

Date: 5-22-00	/s/ Mark E. Davis
Dr. Mark E. Davis

Exhibit A

Licensed Patent Rights

Tech, Disclosure #/ Caltech ID No.	Appln Serial #/ Issued Patent #	Date	Title
	[**]	[**]	[**]
[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

Exhibit B

Common Stock Purchase Agreement

This Common Stock Purchase Agreement (the “Agreement”) is made as of the              day of March, 2000, by and between Insert Therapeutics, Inc., a Delaware corporation (the “Company”), and California Institute of Technology (“Caltech”) and those certain individuals whose names are set forth on Exhibit A attached hereto (hereinafter collectively referred to as the “Purchasers” and individually as a “Purchaser”).

Whereas, the Company and Caltech are, concurrent with the execution hereof, entering into that certain License Agreement by and between the Company and Caltech (the “License Agreement”); and

Whereas, in consideration of the rights granted by Caltech to the Company in the License Agreement and the mutual covenants herein contained, the Company desires to sell and issue shares of the Company’s Common Stock to the Purchasers.

1. Purchase and Sale of Stock. Purchasers hereby agree to purchase from Company, and the Company hereby agrees to sell to Purchasers, an aggregate of                      shares of the Common Stock of the Company (the “Stock”) at $.001 per share, with the number of shares sold to each Purchaser as set forth in Exhibit A, for an aggregate purchase price of                      ($            ). Payment of the purchase price by Caltech shall be deemed paid in consideration of the execution and delivery to the Company of the License Agreement. Each Purchaser, other than Caltech shall pay the purchase price for shares issued to him or her.

2. Limitations on Transfer. No Purchaser shall assign, hypothecate, donate, encomber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to the Stockholders Agreement dated                     . The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

3. Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

a. “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

b. “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED                     .”

c. Any legend required by appropriate “blue sky” laws.

4. Investment Representations. In connection with the purchase of the Stock, each Purchaser represents to the Company the following:

a. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

b. Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon , among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

c. Purchaser farther acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel satisfactory to the Company.

d. Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted issuer,” in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

e. Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

f. Purchaser further warrants and represents that Purchaser has either (i) a preexisting business relationship with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of itself or of professional advisors to

Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

5. Market Stand-Off Agreement. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any Common Stock of the Company held by Purchaser, including the Stock (the “Restricted Securities”), for a period of time (not to exceed one hundred eighty (180) days) specified by the underwriter(s) following the effective date of a registration statement of the Company filed under the Act. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period.

6. Miscellaneous.

a. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at their address hereinafter shown below such party’s signature or on Exhibit A attached hereto or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

b. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s successors and assigns.

c. Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

d. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

e. Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

f. Independent Counsel. Each Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by counsel to the Company and each Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

g. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

h. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Insert Therapeutics, Inc.

By:
Name:
Title:
Address:	657 South Grand Avenue Pasadena, CA 91105

California Institute of Technology

By:
Name:	Lawrence Gilbert
Title:	Director, Office of Technology Transfer

Mark E. Davis

Exhibit C

SCHEDULE OF PURCHASERS

AMENDMENT

to

LICENSE AGREEMENT

This AMENDMENT (“Amendment”) effective as of the last date on the signature page hereof, by and between Insert Therapeutics, Inc. (“LICENSEE”), and California Institute of Technology (“CALTECH”) amends and supplements that certain License Agreement between LICENSEE and CALTECH dated as of May 22, 2000 (the “Agreement”). LICENSEE and CALTECH are sometimes referred to herein individually as a party and collectively as the parties. Capitalized terms which are not defined in this Amendment shall have the meanings set forth in the Agreement.

WHEREAS, LICENSEE and CALTECH desire to amend the terms of the Agreement as set forth below.

NOW THEREFORE, LICENSEE and CALTECH agree that the terms and conditions of the Agreement shall be amended as follows:

Section 1.7 of the Agreement is amended by replacing the last sentence in Section 1.7 with the following sentence:

“Notwithstanding anything else contained herein, Technology shall not include Improvements.”

Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

INSERT THERAPEUTICS, INC.		CALIFORNIA INSTITUTE OF TECHNOLOGY

By:	/s/ John G. Petrovich	By:	/s/ Laurence Gilbert
Name: John G. Petrovich		Name: Laurence Gilbert
Title: COO/CHIEF LEGAL OFF’R		Title: DIR TECH TRANSFER

Date: 12-7-2001		Date: 12/10/2001

SECOND AMENDMENT

to

LICENSE AGREEMENT

This SECOND AMENDMENT (“Amendment”) effective as of the last date on the signature page hereof, by and between Insert Therapeutics, Inc. (“Licensee”), and California Institute of Technology (“Caltech”) amends and supplements that certain License Agreement between Licensee and Caltech dated as of May 22, 2000 (the “Agreement”). Licensee and Caltech are sometimes referred to herein individually as a party and collectively as the parties. Capitalized terms which are not defined in this Amendment shall have the meanings set forth in the Agreement.

WHEREAS, Licensee and Caltech desire to amend the terms of the Agreement as set forth below.

NOW THEREFORE, Licensee and Caltech agree that the terms and conditions of Article 10 of the Agreement shall be amended as follows:

1.	In full satisfaction of (i) Licensee’s obligation under Section 10 of the Agreement to reimburse Caltech for all fees and expenses paid by CALTECH related to the preparation, filing and prosecution, issuance and maintenance of the Licensed Patent Rights that were incurred through and including October 31, 2002, only a portion of which are payable as of the Effective Date of this Amendment, and (ii) Licensee’s obligation pursuant to Section 3.7 of the Agreement to pay CALTECH the first non-refundable ten thousand dollar ($10,000) annual payment which became due and payable on the second anniversary of the execution of the Agreement, Licensee agrees to issue to Caltech 610,000 fully paid and nonassessable shares of Licensee’s Common Stock. From and after November 1, 2002, Licensee will be responsible for the direct payment of all such fees and expenses, as provided by Section 10.1 and all future annual payments to Caltech as provided by Section 3.7.

2.	Section 10.2 of the Agreement is hereby amended in its entirety to read as follows: “Licensee shall receive (a) a credit against earned royalties due Caltech hereunder in respect of United States Licensed Patent Rights equal to [**] percent ([**]%) of all fees and expenses relating to the preparation, filing and prosecution, issuance and maintenance of the Licensed Patent Rights in the United States, and (b) a credit against earned royalties due Caltech hereunder in respect of foreign Licensed Patent Rights equal to [**] percent ([**]%) of all fees and expenses relating to the preparation, filing and prosecution, issuance and maintenance of the Licensed Patent Rights that are filed in foreign jurisdictions, in the case of each of (a) and (b) above, whether such fees and expenses were incurred and paid by Caltech or Licensee, and regardless of whether such fees and expenses were incurred and/or paid prior to, on or after the Effective Date.”

Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

INSERT THERAPEUTICS, INC.		CALIFORNIA INSTITUTE OF TECHNOLOGY

By:	/s/ Leonard Borrmann	By:	/s/ Laurence Gilbert
Name: Leonard Borrmann		Name: Laurence Gilbert
Title: President & CEO		Title: DIR TECH TRANSFER

Date: 1/13/03		Date: 1/08/03

THIRD AMENDMENT

to

LICENSE AGREEMENT

This THIRD AMENDMENT (“Third Amendment”) effective as of the last date on the signature page hereof, by and between Calando Pharmaceuticals, Inc. (“Calando,” formerly known as Insert Therapeutics, Inc., herein referred to also as “Licensee”) and California Institute of Technology (“Caltech”) amends and supplements that certain License Agreement between Licensee and Caltech dated as of May 22, 2000, as amended December 10,2001 and January 13, 2003 (the “Agreement”). Licensee and Caltech are sometimes referred to herein individually as a “party” and collectively as the “parties”. Capitalized terms which are not defined in this Third Amendment shall have the meanings set forth in the Agreement.

WHEREAS, Licensee has entered into certain Unsecured Convertible Promissory Note Agreements, each substantially in the form attached as Exhibit A to this Third Amendment, (“UCPNAs”) with certain investors (“Investors”) which are associated with a senior payout (“UCPNA Redemption Amount”);

WHEREAS, Licensee owes certain monies to certain creditors, shareholders and vendors (“Liabilities” listed in Exhibit B to this Third Amendment);

WHEREAS, Licensee has reached an agreement with Cerulean Pharma Inc., (“Cerulean”) to exclusively sublicense the Licensed Patent Rights, Improvements thereof and Technology in certain fields (“Cerulean Transaction”) in exchange for earned royalties on commercial net sales of certain products by Cerulean or its affiliates (“Cerulean Royalties”) and certain other payments, which financial provisions are substantially described in the materials previously provided to Caltech;

WHEREAS, some Investors have agreed to convert their UCPNAs into a new class of Series A Preferred Stock with the right to receive certain payments prior to and in preference to holders of any other class of stock (“Series A Preferential Amount”) as set forth in the restated certificate of incorporation of Calando attached as Exhibit C to this Agreement;

WHEREAS, Caltech is of the position that Licensee owes Caltech certain monies associated with the cost of prosecuting certain Caltech assigned patent applications, including but not limited to the patent families known as CIT-3915, CIT-3915-CIP and their continuation, continuation-in-part, reissue, reexamination applications as well as their foreign counterparts (collectively “Patent Costs”);

WHEREAS, while making no admission as to the merits of Caltech’s position regarding the Patent Costs, Licensee is willing to donate certain equipment assets to Caltech (“Equipment” listed in Exhibit D to this Third Amendment) in order to fully discharge any obligations it might have associated with Patent Costs arising prior to the effective date of this Third Amendment, and to expedite Caltech’s approval of the Cerulean Transaction;

WHEREAS, Caltech has made its approval of the Cerulean Transaction and execution of the Side Letter contingent upon Calando’s entry into this Third Amendment and Licensee’s donation of Equipment;

NOW THEREFORE, Licensee and Caltech agree as follows:

1. This Third Amendment shall add Section 3.13 to the Agreement, which shall read as follows:

3.13 Cerulean Royalties. Licensee intends to apply any monies it receives from Cerulean toward satisfying the Liabilities and paying the aggregate UCPNA Redemption Amount and aggregate Series A Preferential Amount (collectively “Licensee Financial Obligations”). Only after Licensee has satisfied all of the Licensee Financial Obligations in full, shall Caltech receive [**]% of any Cerulean Royalties that Licensee receives. For the sake of clarity, Cerulean Royalties do not include any upfront payments, development, third-party sublicensing or sales milestone payments associated with the Cerulean Transaction.

2. This Third Amendment shall further add new Article 16:

ARTICLE 16

DONATION AND RELEASE

16.1 Donated Equipment. Licensee hereby irrevocably and unconditionally sells, transfers, conveys, assigns and delivers to Caltech, and Caltech hereby assumes from Licensee, all right, title and interest in and to the Equipment listed and described in Exhibit D to the Third Amendment. Caltech acknowledges that Licensee transfers all Equipment in “as is” condition with no warranties expressed or implied.

16.2 Release. In consideration for entry into this Third Amendment and assignment of the Equipment, Caltech together with its predecessors, successors, parents, subsidiaries, affiliates, related companies, assigns and any person or entity acting for or on their behalf, including without limitation their past, present and future trustees, principals, representatives, directors, officers, agents, shareholders, employees, attorneys and their respective heirs, executors, administrators, successors and assigns (collectively, the “Caltech Releasors”), for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby release discharge Licensee, together with its predecessors, successors, parents, subsidiaries, affiliates, related companies, assigns and any person or entity acting for or on their behalf, including without limitation their past, present and future principals, representatives, directors, officers, agents, shareholders, employees, attorneys and their respective heirs, executors, administrators, successors and assigns (collectively, the “Licensee Releasees”) from any and all rights, reimbursements, interests, claims, demands, causes of action, indebtedness, damages, consequential damages, liabilities and obligations of every kind and nature, in law or in equity, known and unknown, suspected and unsuspected, fixed or contingent, anywhere in the world, arising out of or relating to events occurring through the effective date of this Third Amendment, including without limitation all claims arising out of or relating to the Agreement, this Third Amendment, the Cerulean Transaction, the Caltech Consent, the assignment of Equipment under Section 16.1, Patent Costs, and any other claims which have been or could have been asserted. Caltech represents and warrants mat there has been no assignment or other transfer of any interest in any claims or potential claims against the Licensee Releasees that are covered by the releases contained in this paragraph.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed:

California Institute of Technology:
Name:	/s/ Fred Farina	Fred Farina Asst. Vice President Office of Technology Transfer California Institute of Technology
Title:

Date 6/??/09

Calando Pharmaceuticals, Inc.:

Name:	/s/ (Illegible)

Title: CFO

Date: 6/19/2009

EXHIBIT A

FORM OF UCPNA

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS OTHER EVIDENCE SATISFACTORY TO CALANDO PHARMACEUTICALS, INC. IS PROVIDED CONFIRMING THAT SUCH REGISTRATION IS NOT REQUIRED.

CALANDO PHARMACEUTICALS, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE AGREEMENT

$	November , 2008 No. 01

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AGREEMENT (this “Note”), dated November             , 2008, is entered into by and between Calando Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and             , an individual (the “Holder”). The Company hereby promises to pay to the Holder, subject to the conversion and redemption provisions set forth herein, the sum of             (the “Principal Amount”), plus interest thereon as set forth in Section 1 below, on or before the two (2) year anniversary of the date of this Note (the “Maturity Date”), all as provided herein.

This Note is being issued by the Company to the Holder as one of, and pursuant to the issuance of, Unsecured Convertible Promissory Note Agreements (“Unsecured Convertible Promissory Note Agreements”) in the minimum aggregate of One Million Dollars ($1,000,000) and the maximum aggregate of Five Million Dollars ($5,000,000), as more specifically described in the Company’s Confidential Private Placement Memorandum, as such may be amended from time to time (the “Offering”).

Section 1. Interest Rate. Interest shall accrue on the Principal Amount of this Note at a fixed annual rate equal to ten percent (10.0%), compounded annually. Interest shall accrue until the Principal Amount shall be paid in full or, if sooner, until the occurrence of a: (a) Conversion; or (b) a redemption pursuant to Section 2 below.

Section 2. Payments; Company Redemption Option. All payments of interest and principal pursuant to this Note shall be made in U.S. Dollars by check or by wire transfer of immediately available funds. Prior to a Conversion, upon five (5) business days advance notice (“Redemption Notice”), the Company may redeem this Note by paying to the Holder an amount equal to two (2) times then outstanding principal amount of this Note, plus all interest accrued on such then outstanding principal amount (the “Redemption Amount”). Upon receiving a Redemption Notice, the Holder may at his sole option instead convert the then outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (“Convertible Amount”) to Common Shares pursuant to Section 3 below. If not sooner redeemed or converted as set forth in Section 3 below, the unpaid Principal Amount of this Note, together with interest accrued and unpaid thereon, shall be due and payable in full on die Maturity Date.

Section3. Conversion; Holder Redemption Option.

(a) Holder Conversion Option. At any time, at the option of the Holder, all or any part of the Conversion Amount, may be converted into Common Shares at the Conversion Price.

(b) Redemption by the Company. The Company shall provide the Holder twenty (20) days advance written notice of the consummation of a Company Sale (the “Company Sale Notice”). Within ten (10) days following the receipt of such Company Sale Notice, the Holder shall provide written notice to the Company as to whether, at the Holder’s option and effective upon such Company Sale: (i) the Convertible Amount shall automatically be converted into Common Shares at the Conversion Price (“Conversion Option”) or (ii) the Company shall redeem this Note by paying to the Holder an amount equal to the Redemption Amount. Notwithstanding anything contained herein to the contrary, if Holder chooses the Redemption Option, Holder shall be paid from the proceeds from a Company Sale (A) prior to all of the Company’s Common Share holders and creditors; and (B) on a pari passu basis with other all other holders of Unsecured Convertible Promissory Note Agreements issued in connection with the Offering.

(c) If and whenever the Company, subsequent to the date hereof subdivides its outstanding Common Shares into a larger number of Common Shares, or combines its outstanding Common Shares into a smaller number of Common Shares, then the Conversion Price shall be adjusted proportionately, as determined by the Company in good faith.

(d) Effective upon a Conversion, this Note automatically will be canceled and no longer deemed to be outstanding and all rights wife respect to this Note will forthwith cease and terminate, except the right of the Holder of this Note to receive Common Shares issuable upon Conversion of this Note. Promptly following any Conversion, the Company shall deliver to the Holder a certificate for the underlying Common Shares in the name of the Holder.

Section 4. Events of Default. Notwithstanding anything to the contrary provided herein, the occurrence of any one or more of the following shall be an “Event of Default” hereunder and, upon the occurrence of an Event of Default, any and all principal and interest due hereunder shall be immediately due and payable (but subject to the conversion rights set forth herein) and the Holder then shall have all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware:

(a) The failure by the Company to pay within sixty (60) days following when due any principal or interest under this Note; or

(b) The Company: (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets; (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within ninety (90) days following the commencement thereof; or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law not dismissed within 90 days following the date of such order for relief.

Section 5. Holder Representations and Covenants.

(a) The Holder is acquiring this Note, and the Common Shares into which this Note may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Holder has made detailed inquiry concerning the Company, its business and its personnel and has reviewed the Confidential Private Placement Memorandum issued by the Company in connection with the Offering; the officers of the Company have made available to the Holder any and all written information which he, she or it has requested and have answered to the Holder’s satisfaction all inquiries made by the Holder; and the Holder has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and the Holder is able financially to bear the risks thereof.

(c) The Holder has full power and authority to execute this Note and to perform his, her or its obligations hereunder. If the Holder is a corporation, limited liability company, partnership or trust, the Holder represents that (i) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and (ii) the undersigned is the duly authorized representative of such entity.

(d) In connection with a Conversion, the Holder shall, to the extent such Holder is not already a party thereto, execute and deliver the Company’s Second Amended and Restated Investors’ Rights Agreement, as such agreement may be amended and/or restated from time to time (the “Investors’ Rights Agreement”).

(e) The Holder acknowledges and agrees that the Company’s current lender (and majority stockholder) Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”), has the right to and intends to (but has no contractual obligation to) convert the aggregate outstanding indebtedness (including interest) owed by the Company to Arrowhead, into unsecured convertible promissory note agreements which will be substantially the same in form and substance as this Note (the “Arrowhead Notes”); provided, however, that the Arrowhead Notes will: (A) bear interest at 6%; and (B) will be subordinate in the right of payment to this Note and the other Offered Notes.

Section 6. Restricted Securities; Requirements for Transfer. The Holder understands that the Note (and the underlying Common Shares) are “restricted securities” under applicable U.S. Federal and state securities laws and that, pursuant to these laws, the Holder must hold the Note (and the underlying Common Shares) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the

Company has no obligation to register or qualify the Note, or the Common Shares into which it may be converted, for resale, except as set forth in the Investors’ Rights Agreement. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Shares, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy. This Note shall not be sold or transferred unless either (i) it first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, or other evidence, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and the Company shall have provided its prior written consent to such sale or transfer. Any person, corporation, partnership or other entity to which this Note is transferred by the Holder, whether voluntarily or by operation of law, shall be bound by the obligations of the Holder hereunder to the same extent as if such transferee were the original Holder of this Note and the Holder shall not transfer this Note unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Note.

Section 7. Reservation of Common Shares. The Company shall at all times reserve and keep available for issuance the number of Common Shares that is sufficient to provide for the Conversion of this Note. The Company covenants that all Common Shares issuable upon Conversion of this Note will, upon issuance in accordance with the terms of this Note, be duly and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions imposed or created under this Note, the Investors’ Rights Agreement, by applicable law, or by the Holder.

Section 8. No Rights or Liabilities as Shareholders of the Company. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of Conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause such Holder to be a shareholder of the Company for any purpose by virtue hereof.

Section 9. Use of Proceeds. The Company shall use the funds from this Note for general corporate purposes, including, without limitation, in support of Company-sponsored clinical trials and preclinical candidate development.

Section 10. Information & Voting Rights. Upon the reasonable request of the Holder, the Company shall provide to the Holder copies of its annual and quarterly financial statements. The Holder agrees to maintain all such information confidential and shall not disclose such information to any third parties without the written consent of the Company. The Holder shall have no voting rights prior to the conversion of their Notes into Common Shares.

Section 11. Waivers.

(a) Except for the notices required by this Note, the Company waives demand, presentment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature with respect to this Note.

(b) The Company agrees that a waiver of rights under this Note shall not be deemed to be made by the Holder unless such waiver shall be in writing, duly signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Holder or the obligations of the Company in any other respect at any other time.

(c) The Company agrees that in the event the Holder demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire balance of this Note at any time in accordance with the terms of this Note.

Section 12. Usury. None of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law.

Section 13. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

Section 14. Miscellaneous. All notices and other communications provided for in this Note or otherwise required by law shall be given in writing and delivered in person, mailed, first class, postage prepaid, or sent by a nationally-recognized or overnight delivery service addressed to the Company or the Holder at their respective addresses set forth in the first paragraph of this Note (or at such other address or telecopy number as such party shall designate by like notice). All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and three (3) business days after being deposited in the mail, postage prepaid, if mailed. This Note constitutes a final written expression of all the terms of the agreement between the Company and the Holder regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the Company and the Holder. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect. This Note may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

Section 15. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings:

“Common Shares” means shares of the Common Stock, $0.0001 par value per share, of the Company.

“Conversion” means the conversion of the Convertible Amount into Common Shares, as set forth in Section 3 of this Note.

“Convertible Amount” means the then outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon.

“Company Sale” means the earliest to occur of; (a) the sale, exchange, or other transfer by any shareholder(s) of the Company of capital stock representing, individually or in the aggregate, greater than fifty percent (50%) of the outstanding voting capital of the Company; (b) a merger, consolidation, reorganization, or other transaction approved by the shareholders that would directly or indirectly produce the results described in (a) above; (c) a sale of all or substantially all of the Company’s assets approved by the shareholders; or (d) the consummation of an exclusive license of i) substantially all of the Company’s intellectual property assets; and/or to the ii) RONDEL siRNA delivery system, to a third party for a prepaid fee exceeding the Redemption Amount.

“Conversion Price” means a price equal to $0.576647 per Common Share, subject to adjustment in accordance with Section 3(d) of this Note.

“Convertible Securities” shall mean indebtedness or securities of the Company which are convertible into Common Shares, either immediately or upon the consummation of a Company Sale.

“Offered Notes” means the Unsecured Convertible Promissory Note Agreements issued pursuant to the Offering.

“Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any Common Shares or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Redemption Amount” means two (2) times the then outstanding principal amount of this Note, plus all interest accrued on such then outstanding principal amount

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Unsecured Convertible Promissory Note Agreement on the date first above written.

CALANDO PHARMACEUTICALS, INC.

By:

Name:

Title:

HOLDER:

Name:

Address

EXHIBIT B

LIABILITIES (as of 6/10/09)

NUMBER	VENDOR NAME	BALANCE
$
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**]	[**]	[**]

[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]

[**]	[**]		[**]

[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]
[**]	[**]		[**]

	[**]	[**]	[**]

$
TOTAL LIABILITIES AS OF DATE ABOVE		[**]

EXHIBIT C

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALANDO PHARMACEUTICALS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Calando Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Calando Pharmaceuticals, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on February 24, 2000 under the name Insert Therapeutics, Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Calando Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 225,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to “Sections” or “Subsections” in this Article refer to sections and subsections of this Article Fourth.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California Corporations Code. During such time or times that the Corporation is subject to Section 2115(b) of the California Corporations Code, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

B. PREFERRED STOCK

1. Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

C. SERIES A PREFERRED STOCK

                     shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. Dividends.

The Corporation shall not declare or pay any dividend nor make any other distribution, on or with respect to the Common Stock, or any other equity security of the Corporation, so long as any share of the Series A Preferred Stock is outstanding.

2. Liquidation, Dissolution or Winding Up; Certain Mergers.

(a) Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Corporation’s stockholders, by reason of their ownership thereof and before any payment shall be made to the holders of Common Stock or to Arrowhead Research Corporation (“Arrowhead”) or any successor or assign of Arrowhead to satisfy the $5.3 million in unsecured demand notes held by Arrowhead, an amount (the “Series A Preferential Amount”) equal to (i) two and one-half (2.5) times the Series A Original Issue Price (subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization affecting such shares), less (ii) the sum of any dividends on a per share basis previously paid to the holder of such Series A Preferred Stock. For purposes hereof, (i) “Series A Original Issue Price” shall mean One Thousand Dollars ($1,000) per share of Series A Preferred Stock issued on the Series A Original Issue Date and (ii) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full aforesaid Series A Preferential Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Payments to Holders of Common Stock. After the payment of the Series A Preferential Amount required to be paid to each holder of Series A Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in this Certificate of Incorporation.

(c) Deemed Liquidation Events.

(i) A merger or consolidation in which (A) the Corporation is a constituent party, or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”), except in either case (1) for any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (y) the surviving or resulting corporation or (z) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided, that, for the purpose of this Subsection 2(c)(i) all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged), or (2) if the holders of no less than 51% of the Series A Preferred Stock elect otherwise by written notice given to the Corporation within 30 days after receipt of the Corporation’s advance written notice to the holders of Series A Preferred Stock of such event.

(ii) The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A) above unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above.

(iii) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger or consolidation shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3. Voting.

Shares of Series A Preferred Stock shall have no voting rights whatsoever except as set forth in Section 4 below or where expressly required by the General Corporation Law notwithstanding this general denial of voting rights.

4. Protective Provisions.

(a) Series A Preferred Stock Protective Provisions. At any time when any shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; or

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock; or

(iii) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (i) redemptions of the Series A Preferred Stock as expressly authorized herein, and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

5. Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Conversion Price (as defined below) in effect at the time of conversion by 0.576647. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price, and hereafter shall be equal to the Series A Original Issue Price less the sum of any dividends on a per share basis previously paid to the holder of such Series A Preferred Stock (provided, that if the sum of all dividends paid to the holder of such Series A Preferred Stock equals or exceeds the Series A Original Issue Price, then such holder’s Conversion Rights pursuant to this Section 5 shall terminate). Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to further adjustment as provided below.

In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Mechanics of Conversion.

(i) In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

(iii) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(iv) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Series A Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 5, the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following (“Exempted Securities”):

(I) shares of Common Stock issued or deemed issued as a dividend or distribution on Series A Preferred Stock;

(II) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5(e) or 5(f) below;

(III) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(IV) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of

Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(V) shares of Common Stock issued or issuable (1) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, (2) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, (3) pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors, or (4) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors.

(ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (A) the consideration per share (determined pursuant to Subsection 5(d)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (B) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 51% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5(d)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities, the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective. If the change in such Option or Convertible Security causes an adjustment pursuant to this provision and such Option or Convertible Security is then further changed as a result of the adjustments made pursuant to this provision, no further adjustment shall be made hereunder as a result of the further automatic change in such Option or Convertible Security.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5(d)(iv) below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional

Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) * (A + C)

For the purposes of the foregoing formula, the following definitions shall apply:

(A) CP2 shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B) CP1 shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C) “A” shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities (including the Series A Preferred Stock) outstanding immediately prior to such issue);

(D) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP3 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Corporation.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5(d)(iv) above, and such issuance dates occur within a period of no more man 180 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock or combine the outstanding shares of Series A Preferred Stock without a comparable combination of the Common Stock, the Series A Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event, the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 2 do not apply to such dividend or distribution, then and in each such event, the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event,

(h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 3(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (e), (f) or (g) of this Section 5), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

(j) Notice of Record Date. In the event;

(i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing in the books of the Corporation.

6. Mandatory Conversion.

(a) Upon the earlier of (A) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million of aggregate proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified Public Offering”) or (B) a date specified by vote or written consent of the holders of at least 51% of the then outstanding shares of Series A Preferred Stock (the “Mandatory Conversion Date”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series A Conversion Price and (ii) such shares may not be reissued by the Corporation as shares of such series.

(b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 6. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series A Preferred Stock. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all outstanding shares o f Series A

Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not he reissued as shares of such Series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

7. Redemption.

(a) The Corporation may elect, at any time and from time to time, to redeem any or all of the Series A Preferred Stock by delivering a written notice of such election (a “Redemption Election”) to the holders of such Series A Preferred Stock. Such redemption shall be at the applicable Series A Preferential Amount, in a single installment on the date set forth in the Redemption Election (the “Redemption Date”). In the event that a Redemption Election is delivered pursuant to this Section 7(a), the Corporation shall pay the aggregate Series A Preferential Amount for the Series A Preferred Shares to be redeemed on the Redemption Date by paying the aggregate Series A Preferential Amount due to each holder upon surrender to the Corporation by the holder of the certificate or certificates representing the Series A Preferred Stock being redeemed (together with a proper assignment of such certificates) as provided in Section 7(b) below and by setting aside for payment the aggregate Series A Preferential Amount due to each holder who has not surrendered its certificates.

(b) On the Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being redeemed (together with a proper assignment of such certificates) to the Corporation in exchange for payment of the applicable Series A Preferential Amount for such shares. In the event that the number of shares of Series A Preferred Stock to be redeemed by the Corporation on the

Redemption Date is less than the number of shares of Series A Preferred Stock represented by such certificate(s), the Corporation shall re-issue and deliver to such holder on such Redemption Date a certificate representing the number of shares of Series A Preferred Stock which are not to be redeemed or for which the Series A Preferential Amount has not been paid in full.

(c) If on the Redemption Date the Corporation shall have set aside the Series A Preferential Amount for payment for the shares of Series A Preferred Stock being redeemed, then without any action on the part of the holders thereof: (i) the shares of Series A Preferred Stock issued and outstanding and to be so converted immediately prior to the Redemption Date shall be converted on the Redemption Date solely into the right to receive the Series A Preferential Amount; (ii) such shares of Series A Preferred Stock shall cease to be outstanding and shall be canceled and retired; and (iii) each holder of such shares of Series A Preferred Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Series A Preferential Amount upon the surrender of a certificate or certificates representing such shares. If on the Redemption Date the Corporation shall not have set aside for payment an amount equal to the aggregate Series A Preferential Amount for the Series A Preferred Stock, then until such amount shall have been set aside for payment, such Series A Preferred Stock shall be, and shall be deemed to he, outstanding for all purposes and the holder of such Series A Preferred Stock shall be entitled to exercise all rights and benefits to which a holder of Series A Preferred Stock is entitled hereunder.

(d) If the Corporation elects to redeem any, but less than all, of the Series A Preferred Stock pursuant to Section 7(a) above, the Corporation shall redeem such shares from all holders of the then outstanding shares of Series A Preferred Stock on a pro-rata basis.

8. Waiver. Any of the rights, powers or preferences of the holders of Series A Preferred Stock set forth herein may be waived and/or defeased by the affirmative consent or vote of the holders of at least 51 % of the shares of Series A Preferred Stock then outstanding.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ELEVENTH: Subject to any additional vote required by this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock and/or Common Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

THIRTEENTH: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

* * *

3. The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

4. That said Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this              day of             , 2009.

By:
President

EXHIBIT D

EQUIPMENT

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 4 pages were omitted. [**]

FOURTH AMENDMENT

to

LICENSE AGREEMENT

This FOURTH AMENDMENT (“Fourth Amendment”) effective as of August 5, 2013, by and between Calando Pharmaceuticals, Inc. (“Calando,” formerly known as Insert Therapeutics, Inc., herein referred to also as “Licensee”) and California Institute of Technology (“Caltech”) amends the License Agreement between Licensee and Caltech dated as of May 22, 2000, as amended December 10, 2001, January 13, 2003, and June 19, 2009 and pursuant to the letter agreement between and among Caltech, Calando and Cerulean Pharma Inc. (“Cerulean”) dated June 11, 2009 (the “Side Letter”) (the “Agreement”). Licensee and Caltech are sometimes referred to herein individually as a “party” and collectively as the “parties”. Capitalized terms which are not defined in this Fourth Amendment shall have the meanings set forth in the Agreement.

WHEREAS, Licensee wishes to terminate its rights and obligations under the Agreement, and Caltech and Licensee wish to amend and clarify the License Agreement prior to such termination.

NOW THEREFORE, Licensee and Caltech agree this Fourth Amendment shall amend Section 3.13 to the Agreement, which shall read as follows:

3.13 Cerulean Royalties. Licensee shall apply any monies it receives from Cerulean toward satisfying the Liabilities and paying the aggregate UCPNA Redemption Amount and aggregate Series A Preferential Amount (collectively “Licensee Financial Obligations”). Only after the earlier of i) Licensee’s satisfaction of all of the Licensee Financial Obligations in full and Caltech’s and Cerulean’s receipt of written notice thereof from Calando, or ii) one (1) year following a first commercial sale by Cerulean under the Cerulean Transaction of a Licensed Product shall Caltech receive [**]% of any Cerulean Royalties that Licensee receives. For the sake of clarity, Cerulean Royalties do not include any upfront payments, development, third-party sublicensing or sales milestone payments associated with the Cerulean Transaction. Caltech has invoiced Licensee thirty thousand dollars ($30,000.00) for outstanding minimum annual royalties due under Section 3.7 of the Agreement in invoices, a copy of each of which is attached to the Fourth Amendment as Exhibit A (“Outstanding Royalties”). Licensee shall pay such amounts on or before the later of (a) [**] business days after the date on such invoices or (b) [**]. Caltech acknowledges and expressly represents that upon Licensee’s payment of the Outstanding Royalties to Caltech in accordance with the foregoing and Caltech’s execution of this Fourth Amendment, no additional annual minimum royalties shall be sought by Caltech under Section 3.7 of the Agreement from Licensee.

Licensee and Caltech further agree this Fourth Amendment shall add Section 10.5 to the Agreement, which shall read as follows:

10.5 Caltech expressly agrees not to seek from Calando reimbursement under Article 10 of the License Agreement for any annuities, fees, expenses or patent costs of any kind incurred after August 6, 2013.

1

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed:

California Institute of Technology:		Calando Pharmaceuticals, Inc.:

Name:	/s/ illegible	Name:	/s/ Oliver Fetzer
Title:	Chief Innovation and Corporate Partnerships Officer	Title:	President
Date:	8/5/13	Date:	8/5/13

2

EXHIBIT A

INVOICES

(attached)

3

Billing to:	Invoice Date 5/22/13 Invoice No. 2637

Thomas A. Haag, Ph.D., J.D.

General Counsel & Chief Patent Counsel

Calando Pharmaceuticals (was Insert Therapeutics)

129 N. Hill Ave.

Suite 1044

Pasadena, CA 91106

Description	Charges
$[**] Annual Minimum Royalty for 2012	$	[**	]
$[**] Annual Minimum Royalty for 2013

Total Now Due	$	[**	]

Please reference Invoice No. 2637 on your payment.

Please make checks payable to “California Institute of Technology” and mail payment to:

Fred Farina

Chief Innovation Officer

California Institute of Technology

1200 E. California Boulevard (M/C 6-32)

Pasadena, CA 91125

For questions about this invoice, please contact:

Lawrence Ingalls, Finance Manager

Office of Technology Transfer

(626) 395-2369 or iti@caltech.edu

Billing to:	Invoice Date 6/24/13 Invoice No. 2637-A

Thomas A. Haag, Ph.D., J.D.

General Counsel & Chief Patent Counsel

Calando Pharmaceuticals (was Insert Therapeutics)

129 N. Hill Ave.

Suite 1044

Pasadena, CA 91106

Description	Charges
$[**] Annual Minimum Royalty for 2011	$	[**	]
To be combined with Invoice 2637 in the amount of $[**], for years 2012 & 2013

Total Now Due	$	[**	]

Please reference Invoice No. 2637-A on your payment.

Please make checks payable to “California Institute of Technology” and mail payment to:

Fred Farina

Chief Innovation Officer

California Institute of Technology

1200 E. California Boulevard (M/C 6-32)

Pasadena, CA 91125

For questions about this invoice, please contact:

Lawrence Ingalls, Finance Manager

Office of Technology Transfer

(626) 395-2369 or iti@caltech.edu